Exhibit 99.1

NEWS RELEASE

Visteon Announces Third-Quarter 2022 Results
VAN BUREN TOWNSHIP, Mich., Oct. 27, 2022 — Visteon Corporation (NASDAQ: VC) today reported third quarter 2022 financial results. Highlights include:

•Sales of $1,026 million, up 63% from prior year
•14th consecutive quarter of growth-over-market 1
•Net income of $44 million
•Adjusted EBITDA of $95 million or 9.3% of sales
•32 new products launched year-to-date
•$5.0 billion in new business wins through the first three quarters

Third Quarter Financial Results
Visteon reported net sales of $1,026 million representing a year-over-year increase of 63%, or 69%, excluding the impact of currency, driven by new product launches and positive pricing due to incremental costs recoveries primarily related to semiconductor shortages. The company's sales performance represents the 14th consecutive quarter of market out-performance.

Gross margin in the third quarter was $104 million, and net income attributable to Visteon was $44 million or $1.54 per diluted share. Adjusted EBITDA, a non-GAAP measure as defined below, was $95 million for the third quarter or 9.3% of sales, an increase of $53 million compared to the prior year. The increase in adjusted EBITDA primarily reflects the favorable impact of higher sales volumes and the ongoing benefits from the restructuring actions initiated in 2020.

For the first nine months, cash provided by operations was $2 million and cash used for capital expenditures was $54 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, was a use of cash of $40 million primarily driven by an outflow in working capital related to the timing of customer pricing recoveries and higher inventory levels due to uneven supply of semiconductors and higher sales levels. The company ended the third quarter with cash of $365 million and debt of $349 million equating to a net cash position of $16 million.

New Business Wins and Product Launch Highlights
Visteon continued its robust new program launch cadence in the quarter with five new programs bringing the total to 32 new program launches through the first nine months of the year. In addition, the Company is increasingly seeing the benefit of its platform approach with additional model launches on prior programs.

The company has won $5.0 billion in new business through the first nine months of the year. Third quarter wins included incremental awards for a previously won wireless battery management system program with a North American OEM, demonstrating our continued momentum in electrification. Visteon also won a multi-display module with a luxury German OEM, representing our first multi-display program with a passenger display and our first multi-display program win with this OEM. Additionally, Visteon won digital cluster and center display programs for an electric vehicle-line with a North American OEM.

1 Visteon Y/Y sales growth (ex. FX) compared to production for Visteon customers weighted on Visteon sales contribution

Outlook and Updated Guidance
“Our 14th consecutive growth-over-market quarter speaks to the sustained demand for our digital products,” said President and CEO Sachin Lawande. “Looking ahead, we’re well positioned to deliver further growth and will continue to expand and execute on our technology roadmap that reflects industry trends towards digital, connected and electric mobility technology solutions.”

Visteon is increasing its full-year 2022 guidance for sales and Adjusted EBITDA as it now anticipates sales in the range of approximately $3.6 – $3.7 billion and Adjusted EBITDA in the range of $325 – $345 million. Additionally, Visteon is now anticipating Adjusted Free Cash Flow in the range of $30 – $70 million.
About Visteon
Visteon is a global automotive technology company serving the mobility industry, dedicated to creating a more enjoyable, connected and safe driving experience. The company’s platforms leverage proven, scalable hardware and software solutions that enable the digital, electric, and autonomous evolution of our global automotive customers. Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems and electrification. The company is headquartered in Van Buren Township, Michigan, and has approximately 10,000 employees at more than 40 facilities in 17 countries. Visteon reported sales of approximately $2.8 billion and booked $5.1 billion of new business in 2021. Learn more at https://investors.visteon.com/.
Conference Call and Presentation
Today, Thursday, Oct. 27, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-888-440-4360
Outside U.S./Canada: 1-646-960-0832
Conference ID: 4719410

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

A replay of the conference call will be available through the company’s website or by dialing 1-800-770-2030 (toll-free from the U.S. and Canada) or 1-647-362-9199 (international). The conference ID for the phone replay is 4719410. The phone replay will be available for two weeks following the conference call.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2022, the company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;
•continued and future impacts related to the conflict between Russia and the Ukraine including supply chain disruptions, reduction in customer demand, and the imposition of sanctions on Russia;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;
•our ability to satisfy future capital and liquidity requirements, including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us, our ability to comply with financial and other covenants in our credit agreements, and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices, the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:
Visteon Contacts:

Media:            Investors:
Dianna Ofiara            Kris Doyle
734-258-4355            734-710-7893
dofiara@visteon.com            kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net sales	$1,026	$631	$2,692	$1,987
Cost of sales	(922)	(584)	(2,438)	(1,832)
Gross margin	104	47	254	155
Selling, general and administrative expenses	(47)	(42)	(134)	(131)
Restructuring and impairment	(1)	2	(12)	2
Interest expense, net	(2)	(2)	(7)	(6)
Equity in net (loss) income of non-consolidated affiliates	(1)	2	3	2
Other income, net	5	4	15	13
Income (loss) before income taxes	58	11	119	35
Provision for income taxes	(9)	(4)	(24)	(20)
Net income (loss)	49	7	95	15
Less: Net (income) loss attributable to non-controlling interests	(5)	(2)	(5)	(5)
Net income (loss) attributable to Visteon Corporation	$44	$5	$90	$10

Comprehensive income (loss)	$15	$1	$21	$10
Less: Comprehensive (income) loss attributable to non-controlling interests	—	(1)	4	(6)
Comprehensive income (loss) attributable to Visteon Corporation	$15	$—	$25	$4

Basic earnings (loss) per share attributable to Visteon Corporation	$1.57	$0.18	$3.20	$0.36

Diluted earnings (loss) per share attributable to Visteon Corporation	$1.54	$0.18	$3.16	$0.35

Average shares outstanding (in millions)
Basic	28.1	28.0	28.1	27.9
Diluted	28.5	28.4	28.5	28.3

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30,	December 31,
	2022	2021
ASSETS
Cash and equivalents	$362	$452
Restricted cash	3	3
Accounts receivable, net	733	549
Inventories, net	341	262
Other current assets	155	158
Total current assets	1,594	1,424

Property and equipment, net	336	388
Intangible assets, net	101	118
Right-of-use assets	120	139
Investments in non-consolidated affiliates	51	54
Other non-current assets	124	111
Total assets	$2,326	$2,234

LIABILITIES AND EQUITY
Short-term debt	$9	$4
Accounts payable	645	522
Accrued employee liabilities	79	80
Current lease liability	27	28
Other current liabilities	220	218
Total current liabilities	980	852

Long-term debt, net	340	349
Employee benefits	171	198
Non-current lease liability	97	117
Deferred tax liabilities	26	27
Other non-current liabilities	63	75

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,351	1,349
Retained earnings	1,754	1,664
Accumulated other comprehensive loss	(294)	(229)
Treasury stock	(2,257)	(2,269)
Total Visteon Corporation stockholders’ equity	555	516
Non-controlling interests	94	100
Total equity	649	616
Total liabilities and equity	$2,326	$2,234

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
OPERATING
Net income (loss)	$49	$7	$95	$15
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	27	27	79	82
Non-cash stock-based compensation	6	4	19	13
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	4	14	—	14
Impairments	—	—	4	—
Other non-cash items	(2)	1	(2)	4
Changes in assets and liabilities:
Accounts receivable	(170)	(1)	(244)	50
Inventories	(50)	(47)	(112)	(82)
Accounts payable	175	(2)	173	(68)
Other assets and other liabilities	35	(16)	(10)	(40)
Net cash (used by) provided from operating activities	74	(13)	2	(12)
INVESTING
Capital expenditures, including intangibles	(18)	(21)	(54)	(54)
Contributions to equity method investments	—	(1)	(1)	(3)
Settlement of derivatives contracts	4	—	9	—
Loan repayments from non-consolidated affiliates	—	—	—	2
Other	1	3	2	5
Net cash used by investing activities	(13)	(19)	(44)	(50)
FINANCING
Borrowings on term debt facility	350	—	350	—
Payments on term debt facility	(350)	—	(350)	—
Dividends to non-controlling interests	—	(32)	—	(33)
Short-term debt, net	—	—	(4)	6
Other	(3)	—	(3)	1
Net cash used by financing activities	(3)	(32)	(7)	(26)
Effect of exchange rate changes on cash	(18)	(5)	(41)	(11)
Net decrease in cash, equivalents, and restricted cash	40	(69)	(90)	(99)
Cash, equivalents, and restricted cash at beginning of the period	325	470	455	500
Cash, equivalents, and restricted cash at end of the period	$365	$401	$365	$401

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, provision for income taxes, non-cash stock-based compensation expense, restructuring and impairment expense, net interest expense, net income attributable to non-controlling interests, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30,		September 30,		Full Year
Visteon:	2022	2021	2022	2021	2022
Net income attributable to Visteon Corporation	$44	$5	$90	$10	$125
Depreciation and amortization	27	27	79	82	105
Provision for income taxes	9	4	24	20	40
Non-cash, stock-based compensation expense	6	4	19	13	27
Restructuring and impairment expense	1	(2)	12	(2)	15
Interest expense, net	2	2	7	6	10
Net income attributable to non-controlling interests	5	2	5	5	7
Equity in net (loss) income of non-consolidated affiliates	1	(2)	(3)	(2)	(6)
Other	—	2	12	4	12
Adjusted EBITDA	$95	$42	$245	$136	$335 [2]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

2 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30,		September 30,		Full Year
Visteon:	2022	2021	2022	2021	2022
Cash provided from (used by) operating activities	$74	$(13)	$2	$(12)	$125
Capital expenditures, including intangibles	(18)	(21)	(54)	(54)	(90)
Free cash flow	$56	$(34)	$(52)	$(66)	$35
Restructuring related payments	3	4	12	29	15
Adjusted free cash flow	$59	$(30)	$(40)	$(37)	$50 [3]

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

3 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring and impairment expense, loss on divestiture, gain on non-consolidated affiliate transactions, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to Visteon	$44	$5	$90	$10

Diluted earnings per share:
Net income attributable to Visteon	$44	$5	$90	$10
Average shares outstanding, diluted	28.5	28.4	28.5	28.3
Diluted earnings per share	$1.54	$0.18	$3.16	$0.35

Adjusted net income and adjusted earnings per share:
Net income attributable to Visteon	$44	$5	$90	$10
Restructuring and impairment expense	1	(2)	12	(2)
Other, including tax effects of adjustments	—	2	12	4
Adjusted net income	$45	$5	$114	$12
Average shares outstanding, diluted	28.5	28.4	28.5	28.3
Adjusted earnings per share	$1.58	$0.18	$4.00	$0.42

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.